UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-195058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities

As of May 1, 2022, the Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on May 20, 2022) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of May 1, 2022 (number of shares finalized on May 20, 2022)	4,723,546	$116,342,838

Item 7.01.	Regulation FD Disclosures

May 2022 Distributions

On May 20, 2022, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1408	$0.0000	$0.1408

Class S Common Shares	$0.1408	$0.0178	$0.1230

The distributions for each class of Shares are payable to shareholders of record as of the open of business on May 31, 2022 and will be paid on or about June 28, 2022. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Net Asset Value and Portfolio Update

The net asset value (“NAV”) per share of each class of the Fund as of April 30, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of April 30, 2022
Class I Common Shares	$24.63

Class S Common Shares	$24.63

As of April 30, 2022, the Fund’s aggregate NAV was $1.6 billion, the fair value of its investment portfolio was $3.0 billion and it had $1.1 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.71 times. The Fund’s net leverage ratio as of April 30, 2022 was approximately 0.94 times (1).

(1)

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	1,855,839	$46,009,821

Class S Common Shares	4,671,728	$115,458,066

Class D Common Shares	—	—

Private Offering:
Class I Common Shares	62,665,887	$1,561,468,067

Class S Common Shares	—	—

Class D Common Shares	—	—

Total Offering and Private Offering *	69,193,453	$1,722,935,954

*	Amounts may not sum due to rounding.

Portfolio Commentary

(All figures as of April 30, 2022, unless otherwise noted)

Volatility continued to be a theme in April as inflationary pressures and communicated Fed interest rate hikes curbed investor risk appetite. Within fixed income, floating rate loans have demonstrated more resilience in the rising rate environment than bonds. Through April month end, the year-to-date total return for leveraged loans was 0.1%, compared to -8.2% for high yield bonds and -11.3% for investment grade bonds. For ADS, year-to-date total return through April month end for Class I shares was 0.6%. 1 We believe that our outperformance year-to-date underscores the value of private credit for investors. That is, in a market environment where there are elevated credit, interest rate and duration risks, owning assets that are directly originated and actively managed can drive differentiating outcomes for investors.

In April, we observed a notable increase in issuers and financial sponsors seeking private credit solutions as new-issue conditions in the leveraged loan and high yield markets remained fragile. Apollo, as one of the world’s largest alternative credit platforms with incumbency in over 1,000 issuer capital structures in its global corporate credit business alone, has significant sourcing advantages, as well as unique perspectives to guide underwriting and risk management decisions. We believe that these benefits will accrue to ADS shareholders in the form of sustainable dividend income and strong risk-adjusted returns over the long-term. In April, we closed on $376 million of directly originated first lien loan commitments with a weighted average spread over base rate of 569 basis points and weighted average yield at amortized cost of 6.3%. 100% of these new direct originations commitments were first lien senior secured loans and 100% were floating rate. Given the health of our pipeline, we expect our direct originations funding activity to further accelerate in the latter half of the second quarter.

The portfolio as of April 30, 2022 was $3.0 billion based on fair market value across 119 issuers and 45 industries. 98% of the portfolio was first lien and 95% of the portfolio was floating rate. During April, we purchased senior secured bond positions where we believe pricing pressures reflected technical dynamics in the market relating to interest rates versus credit fundamentals. Movement in the ADS’s net asset value per share during April continued to reflect elevated credit risk premiums in the liquid loan markets. At April month end, we had no investment on non-accrual status. The median EBITDA of our borrowers was $327 million, and our borrowers’ weighted averaged last-dollar leverage and net loan-to value were 4.6x and 44%, respectively2. Average interest coverage was robust at 3.3x.2 As you can expect, we are closely monitoring the potential inflationary and supply chain impacts on our borrowers’ free cash flow profiles. Given the upmarket focus of our portfolio, we expect the overall credit quality of our portfolio to remain stable for the period ahead.

We are well positioned from a liquidity and capital perspective to capitalize on the attractive originations environment and support our robust direct originations pipeline. At April 30, 2022, we had $1.7 billion of unused availability under our SPV and revolving credit facilities, representing over 57% of our month end investments at fair value. Our net leverage ratio at April 30, 2022 was 0.94x, which provides us with capital flexibility to capitalize on attractive private credit market opportunities.

Select Recent Transaction Highlight:

Gateway Services

In April 2022, Apollo closed a commitment to senior secured credit facilities to support Gateway Services’ acquisition of Regency. Gateway Services is a leading provider of pet after-care services in North America and portfolio company of Imperial Capital. Apollo was able to play a role in the financing due to its strong relationship with Imperial Capital.

1.	Year-to-date total return through April month end for Class S shares was –0.1%.
2.	Based on latest available information tracked on borrowers as of May 20, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: May 20, 2022	By:	/s/ Joseph Glatt
	Name:	Joseph Glatt
	Title:	Chief Legal Officer and Secretary

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